The Prudential Investment Portfolios, Inc.
Semi-Annual period ended 3/31/2017
File Number 811-07343


SUB-ITEM 77Q1(a)
Material Amendment to the Registrant's Charter or By-laws


THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.

ARTICLES SUPPLEMENTARY

      The Prudential Investment Portfolios, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation (the "Board of Directors") by the charter of the Corporation (the "Charter") and Section 2-208 of the Maryland General Corporation Law, the Board of Directors has classified and designated:

      (a) 100,000,000 authorized but unissued shares of Prudential Jennison Equity Opportunity Fund Class A Common Stock as 100,000,000 shares of Prudential Balanced Fund Class T Common
Stock;

      (b) 50,000,000 authorized but unissued shares of Prudential
Balanced Fund Class C Common Stock as 50,000,000 additional shares of Prudential Balanced Fund Class R Common Stock;

      (c) 100,000,000 authorized but unissued shares of Prudential Balanced Fund Class A Common Stock (the "Balanced Class A Common Stock") as 100,000,000 additional shares of Prudential Growth Allocation Fund Class Z Common Stock;

      (d) 100,000,000 authorized but unissued shares of the Balanced Class A Common Stock as 100,000,000 additional shares of Prudential Moderate Allocation Fund Class Z Common Stock;

      (e) 125,000,000 authorized but unissued shares of Prudential Balanced Fund Class M Common Stock, 75,000,000 authorized but unissued shares of Prudential Balanced Fund New Class X Common and 75,000,000 authorized but unissued shares of Prudential Balanced Fund Class X Common Stock as 275,000,000 shares of Prudential Balanced Fund Class Q Common Stock;

      (f) 50,000,000 authorized but unissued shares of Prudential
Growth Allocation Fund Class A Common Stock (the "Growth
Allocation Class A Common Stock") as 50,000,000 additional shares of Prudential Growth Allocation Fund Class R Common
Stock;

      (g) 75,000,000 authorized but unissued shares of the Growth
Allocation Class A Common Stock as 75,000,000 shares of
Prudential Jennison Growth Fund Class T Common Stock;

      (h) 125,000,000 authorized but unissued shares of Prudential Growth Allocation Fund Class C Common Stock and 125,000,000 authorized but unissued shares of Prudential Moderate Allocation Fund Class A Common Stock as 250,000,000 shares of Prudential Growth Allocation Fund Class Q Common Stock;

      (i) 125,000,000 authorized but unissued shares of Prudential Conservative Allocation Fund Class A Common Stock and
125,000,000 authorized but unissued shares of Prudential
Conservative Allocation Fund Class C Common Stock as 250,000,000 shares of Prudential Moderate Allocation Class Q Common Stock.

      (j) 20,000,000 authorized but unissued shares of Prudential Jennison Equity Opportunity Fund Class C Common Stock and 10,000,000 authorized but unissued shares of Prudential Balanced Fund Class B Common Stock (the "Balanced Class B Common Stock") as 30,000,000 additional shares of Prudential Jennison Equity Opportunity Fund Class Q Common Stock;

      (k) 30,000,000 authorized but unissued shares of the Balanced Class B Common Stock as 30,000,000 additional shares of
Prudential Jennison Equity Opportunity Fund Class R Common
Stock;

      (l) 35,000,000 authorized but unissued shares of the Balanced Class B Common Stock as 35,000,000 additional shares of
Prudential Jennison Equity Opportunity Fund Class Z Common
Stock;

      (m) 45,000,000 authorized but unissued shares of the Balanced Class B Common Stock and 30,000,000 authorized but unissued shares of Prudential Growth Allocation Fund Class B Common Stock (the "Growth Allocation Class B Common Stock") as 75,000,000 shares of Prudential Jennison Equity Opportunity Fund Class T Common Stock;

      (n) 170,000,000 authorized but unissued shares of the Growth Allocation Class B Common Stock as 170,000,000 additional shares of Prudential Balanced Fund Class Z Common Stock;

      (o) 45,000,000 authorized but unissued shares of the Growth Allocation Class B Common Stock and 30,000,000 authorized but unissued shares of Prudential Moderate Allocation Fund Class B Common Stock (the "Moderate Allocation Class B Common Stock") as 75,000,000 shares of Prudential Growth Allocation Fund Class T Common Stock;

      (p) 60,000,000 authorized but unissued shares of the Moderate Allocation Class B Common Stock as 60,000,000 additional shares of Prudential Moderate Allocation Fund Class R
Common Stock;

      (q) 75,000,000 authorized but unissued shares of the Moderate Allocation Class B Common Stock as 75,000,000 shares of
Prudential Moderate Allocation Fund Class T Common Stock;

      (r) 65,000,000 authorized but unissued shares of the Moderate Allocation Class B Common Stock as 65,000,000 additional shares of Prudential Conservative Allocation Fund
Class R Common Stock;

      (s) 10,000,000 authorized but unissued shares of the Moderate Allocation Fund Class B Common Stock and 75,000,000 authorized but unissued shares of Prudential Moderate Allocation Fund Class C Common Stock (the "Moderate Allocation Class C Common Stock") as 85,000,000 additional shares of Prudential Conservative Allocation Fund Class Z Common Stock;

      (t) 235,000,000 authorized but unissued shares of Prudential Conservative Allocation Fund Class B Common Stock (the "Conservative Allocation Class B Common Stock") as 235,000,000 shares of Prudential Conservative Allocation Fund Class Q Common Stock;

      (u) 45,000,000 authorized but unissued shares of the Moderate Allocation Class C Common Stock, 5,000,000 authorized but unissued shares of the Conservative Allocation Class B Common Stock and 25,000,000 authorized but unissued shares of Prudential Jennison Growth Class A Common Stock (the "Jennison Growth Class A Common Stock") as 75,000,000 shares of Prudential Conservative Allocation Fund Class T Common Stock;

      (v) 11,666,667 authorized but unissued shares of the Jennison Growth Class A Common Stock as 11,666,667 additional shares of Prudential Jennison Growth Class R Common Stock; and

      (w) 46,666,667 authorized but unissued shares of the Jennison Growth Class A Common Stock, 203,333,334 authorized but unissued shares of Prudential Jennison Growth Fund Class B Common Stock, 108,333,333 authorized but unissued shares of Prudential Jennison Growth Fund Class C Common Stock and 208,333,333 authorized but unissued shares of Prudential Jennison Growth Fund Class I Common Stock as 566,666,667 additional shares of Prudential Jennison Growth Fund Class Z Common Stock.

Each class of Common Stock, $0.001 par value per share (the "Common Stock"), of the Corporation classified as set forth above shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of the existing class or new class of the applicable series of Common Stock as set forth in the Charter.

      SECOND: Prior to the classification and designation in these Articles Supplementary, the total number of shares of all series and classes of stock which the Corporation had authority to issue was 6,250,000,000 shares, $0.001 par value per share, having an aggregate par value of $6,250,000, classified and designated as follows:

            Prudential Jennison Equity Opportunity Fund
         Class A Common Stock  200,000,000
      Class B Common Stock    5,000,000
      Class C Common Stock  170,000,000
      Class Q Common Stock  230,000,000
      Class R Common Stock  170,000,000
      Class Z Common Stock  225,000,000
            Prudential Jennison Growth Fund
         Class A Common Stock  208,333,334
      Class B Common Stock  208,333,334
      Class C Common Stock  208,333,333
         Class R Common Stock  208,333,333
         Class Z Common Stock  208,333,333
         Class I Common Stock  208,333,333
            Prudential Balanced Fund
         Class A Common Stock  325,000,000
      Class B Common Stock  125,000,000
      Class C Common Stock  125,000,000
      Class R Common Stock    75,000,000
      Class Z Common Stock    75,000,000
      Class M Common Stock  125,000,000
      Class X Common Stock    75,000,000
      New Class X Common Stock   75,000,000
            Prudential Growth Allocation Fund
         Class A Common Stock  250,000,000
      Class B Common Stock   250,000,000
      Class C Common Stock  250,000,000
      Class R Common Stock  100,000,000
      Class Z Common Stock  150,000,000
            Prudential Moderate Allocation Fund
         Class A Common Stock  250,000,000
      Class B Common Stock  250,000,000
      Class C Common Stock  250,000,000
      Class R Common Stock  100,000,000
      Class Z Common Stock  150,000,000
            Prudential Conservative Allocation Fund
         Class A Common Stock  250,000,000
      Class B Common Stock    250,000,000
      Class C Common Stock  250,000,000
      Class R Common Stock  100,000,000
      Class Z Common Stock  150,000,000

      THIRD: As classified and designated hereby, the total number of shares of all series and classes of stock which the Corporation has authority to issue is 6,000,000,000 shares, $0.001 par value per share, having an aggregate par value of $60,000,000, classified and designated as follows:
            Prudential Jennison Equity Opportunity Fund
         Class A Common Stock  100,000,000
      Class B Common Stock   5,000,000
      Class C Common Stock  150,000,000
      Class Q Common Stock  260,000,000
      Class R Common Stock  200,000,000
      Class Z Common Stock  260,000,000
      Class T Common Stock    75,000,000
            Prudential Jennison Growth Fund
         Class A Common Stock  125,000,000
      Class B Common Stock  5,000,000
      Class C Common Stock  100,000,000
         Class R Common Stock   220,000,000
         Class Z Common Stock  775,000,000
         Class T Common Stock     75,000,000
            Prudential Balanced Fund
         Class A Common Stock  125,000,000
      Class B Common Stock     5,000,000
      Class C Common Stock    75,000,000
      Class R Common Stock  125,000,000
      Class Z Common Stock       245,000,000
      Class Q Common Stock  275,000,000
      Class T Common Stock  100,000,000
            Prudential Growth Allocation Fund
         Class A Common Stock  125,000,000
      Class B Common Stock      5,000,000
      Class C Common Stock  125,000,000
      Class R Common Stock  150,000,000
      Class Z Common Stock  250,000,000
      Class Q Common Stock  250,000,000
      Class T Common Stock    75,000,000
            Prudential Moderate Allocation Fund
         Class A Common Stock  125,000,000
      Class B Common Stock      10,000,000
      Class C Common Stock  130,000,000
      Class R Common Stock  160,000,000
      Class Z Common Stock  250,000,000
      Class Q Common Stock  250,000,000
      Class T Common Stock    75,000,000
            Prudential Conservative Allocation Fund
         Class A Common Stock  125,000,000
      Class B Common Stock   10,000,000
      Class C Common Stock  125,000,000
      Class R Common Stock  165,000,000
      Class Z Common Stock  235,000,000
      Class Q Common Stock  235,000,000
      Class T Common Stock    75,000,000
      FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law. These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.
      FIFTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of [his or her] knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURES ON FOLLOWING PAGE]




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            IN WITNESS WHEREOF, The Prudential Investment
Portfolios, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on this 9th day of March, 2017.

ATTEST: THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.
/s/Jonathan D. Shain____     By:__/s/Scott E. Benjamin_____
Name:  Jonathan D. Shain     Name:  Scott E. Benjamin
Title: Assistant Secretary   Title: Vice President